UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 13, 2025
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QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, the Board of Directors (the “Board”) of QT Imaging Holdings, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, in connection with refresh grants of stock options to all members of the Board, approved a grant to Dr. Raluca Dinu, the Company’s Chief Executive Officer, under the Company’s 2024 Equity Incentive Plan (the “Plan”), of options to purchase an aggregate of 25,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share of Common Stock equal to $1.90 (the “Dinu Grant”). The Dinu Grant will be a “non-qualified stock option”. The Dinu Grant will be subject to the terms of the Plan and its applicable form of option grant notice and agreement as previously disclosed by the Company (the “Option Agreement”). The Option Agreement provides that the Dinu Grant, which may only be exercised for vested shares, will become vested and immediately exercisable on August 15, 2026 with respect to one-third of the shares, and the remaining two-thirds shall vest and become exercisable in eight equal quarterly installments occurring on each subsequent November 15, February 15, May15, and August 15, with the Dinu Grant being fully vested and exercisable on August 15, 2028, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 13, 2025
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer